Exhibit 99.1

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

1Note to Toppan: makeuisition sure text appears RED in the EDGAR version. Corp. I Proxy Card - Front PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION 8491 Fifth Wall Acq Vote by Internet - QUICK EASY IMMEDIATE - 24 Hours a Day, 7 Days a Week or by Mail FIFTH WALL ACQUISITION CORP. I Your Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the Internet must be received by 11:59 p.m., Eastern Time, on [•], 2021. INTERNET – www.cstproxyvote.com Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares. Vote at the Meeting – If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend: https://www.cstproxy.com/fi PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY. FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON [•], 2021 FIFTH WALL ACQUISITION CORP. I The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice of Special Meeting of Stockholders (the “Special Meeting”) and accompanying Proxy Statement, dated [•], 2021, in connection with the Special Meeting to be held in virtual format at https://www.cstproxy.com/fion [•], 2021 at [•] a.m. Eastern Time, and hereby appoints [ ] and [ ] (with full power to act alone), the attorneys-in-fact and proxy of the undersigned, with full power of substitution to vote all shares of Fifth Wall Acquisition Corp. I (the “Company”), registered in the name provided, which the undersigned is entitled to vote at the Special Meeting, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxy is instructed to vote or act as follows on the proposals set forth in the accompanying Proxy Statement. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6, PROPOSAL NO. 7 AND PROPOSAL NO. 8. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD TO CONTINENTAL STOCK TRANSFER & TRUST COMPANY. ANY VOTES RECEIVED AFTER A MATTER HAS BEEN VOTED UPON WILL NOT BE COUNTED. THIS PROXY CARD WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY CARD WILL BE VOTED “FOR” EACH OF THE PROPOSALS SET FORTH IN PROPOSAL NO. 1, PROPOSAL NO. 2, PROPOSAL NO. 3, PROPOSAL NO. 4, PROPOSAL NO. 5, PROPOSAL NO. 6, PROPOSAL NO. 7 AND PROPOSAL NO. 8. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU. Note: If any other matters properly come before the Special Meeting, unless such authority is withheld on this proxy card, the proxies will vote on such matters in their discretion. (Continued and to be marked, dated and signed, on the reverse side)

18491 Fifth Wall Acquisition Corp. I Proxy Card - Back

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders to be held on [•] at xx:xx x.x., Eastern Time are available at: https://www.cstproxy.com/fifthwall/2021

PROXY CARD

Please mark your votes like this X

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 THROUGH 8

Proposal No. 1 – Business Combination Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to adopt the Merger Agreement, dated as of April 21, 2021 (as it may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the "Merger Agreement"), by and among the Company, Einstein Merger Corp. I, a Delaware corporation and wholly owned subsidiary of the Company ("Merger Sub"), and SmartRent.com, Inc., a Delaware corporation ("SmartRent"), and approve the transactions contemplated thereby, including, among other things, the merger of Merger Sub with and into SmartRent, with SmartRent surviving the merger as a wholly owned subsidiary of the Company (the "Merger" and, together with the other transactions contemplated by the Merger Agreement, the "Business Combination"). The Business Combination is conditioned upon the approval of the Business Combination Proposal, subject to the terms of the Merger Agreement. If the Business Combination Proposal is not approved, the other Proposals (except the Adjournment Proposal, as described below) will not be presented to the stockholders for a vote.

Proposal No. 2 – Charter Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to adopt the Third Amended and Restated Certificate of Incorporation (the "Proposed Charter") in the form attached to the Proxy Statement as Annex B. The Business Combination is conditioned upon the approval of the Charter Proposal, subject to the terms of the Merger Agreement. Notwithstanding the approval of the Charter Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Charter Proposal will not be effected.

Proposal No. 3 – Governance Proposal

Proposals with respect to certain governance provisions in the Proposed Charter that are separately being presented in accordance with SEC guidance, each to be voted upon separately on a non-binding advisory basis. The Business Combination is not conditioned upon the approval of the Governance Proposal.

Proposal No. 3A – Changes to Authorized Capital Stock – Proposal to amend the Second Amended and Restated Certificate of Incorporation of the Company (the "Existing Charter") to authorize 550,000,000 shares, consisting of 500,000,000 shares of Class A common stock and 50,000,000 shares of preferred stock. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3B – Required Vote to Amend the Charter – Proposal to amend the Existing Charter to require that any future charter amendment be approved by the Board of Directors of the Company (the "Board") and an affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all the then-outstanding shares of voting stock of the post-Business Combination company (the "Post-Combination Company"), voting together as a single class. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3C – Required Vote to Amend Bylaws – Proposal to amend the Existing Charter to require an affirmative vote of holders of at least two-thirds (66 and 2/3%) of the voting power of all the then outstanding shares of voting stock of the Post-Combination Company entitled to vote generally in an election of directors to adopt, amend, alter, repeal or rescind the Post-Combination Company's bylaws. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3D – Director Removal – Proposal to amend the Existing Charter to permit the removal of directors with cause only by stockholders voting at least two-thirds (66 and 2/3%) of the voting power of all of the then outstanding shares of voting stock of the Post-Combination Company entitled to vote at an election of directors. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 3E – Removal of Blank Check Company Provisions – Proposal to amend the Current Charter to eliminate certain provisions related to the Company's status as a blank check company that will no longer be applicable upon the consummation of the Business Combination. FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal No. 4 – Director Election Proposal

Proposal to elect six directors to the Board, effective upon the closing of the Business Combination, with each Class I director having a term that expires at the Post-Combination Company's annual meeting of stockholders in 2022, each Class II director having a term that expires at the Post-Combination Company's annual meeting of stockholders in 2023, and each Class III director having a term that expires at the Post-Combination Company's annual meeting of stockholders in 2024, or, in each case, until their respective successors are duly elected and qualified, or until their earlier resignation, removal or death. The Business Combination is not conditioned upon the approval of the Director Election Proposal. Notwithstanding the approval of each of the six director nominees to the Board in the Director Election Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Director Election Proposal will not be effected.

(1) Lucas Haldeman
(2) Alana Beard
(3) Robert Best
(4) John Dorman
(5) Bruce Strohm
(6) Frederick Tuomi

FOR ALL ☐ WITHHOLD ALL ☐ FOR ALL EXCEPT ☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the nominees on the line below.

____

Proposal No. 5 – The Nasdaq Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to approve, for purposes of complying with applicable Nasdaq listing rules, the issuance of more than 20% of the Company's issued and outstanding Class A common stock pursuant to the Business Combination. The Business Combination is conditioned upon the approval of the Nasdaq Proposal, subject to the terms of the Merger Agreement. Notwithstanding the approval of the Nasdaq Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Nasdaq Proposal will not be effected.

Proposal No. 6 – Equity Incentive Plan Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to approve the SmartRent, Inc. 2021 Equity Incentive Plan (the "Equity Incentive Plan"), in the form attached to the Proxy Statement as Annex H, including the authorization of the initial share reserve under the Equity Incentive Plan. The Business Combination is not conditioned upon the approval of the Equity Incentive Plan Proposal. Notwithstanding the approval of the Equity Incentive Plan Proposal, if the Business Combination is not consummated for any reason, the actions contemplated by the Equity Incentive Plan Proposal will not be effected.

Proposal No. 7 – Employee Stock Purchase Plan Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to approve the SmartRent, Inc. 2021 Employee Stock Purchase Plan (the "ESPP"), in the form attached to the Proxy Statement as Annex I, including the authorization of the initial share reserve under the ESPP. The Business Combination is not conditioned upon the approval of the Employee Stock Purchase Plan Proposal. Notwithstanding the approval of the Employee Stock Purchase Plan, if the Business Combination is not consummated for any reason, the actions contemplated by the Employee Stock Purchase Plan Proposal will not be effected.

Proposal No. 8 – Adjournment Proposal FOR ☐ AGAINST ☐ ABSTAIN ☐

Proposal to adjourn the Special Meeting to a later date or dates, if necessary, to permit further solicitation of proxies if, based upon the tabulated vote at the time of the Special Meeting, there are insufficient votes to approve the Business Combination Proposal, the Charter Proposal, the Director Election Proposal, the Nasdaq Proposal, the Equity Incentive Plan Proposal, or the Employee Stock Purchase Plan Proposal.

CONTROL NUMBER

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Signature______________________ **Signature, if held jointly**______________________ **Date**____________**, 2021**

Signature should agree with named printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign above. Executors, administrators, trustees, guardians and attorneys should indicate the capacity in which they sign. Attorneys should also submit powers of attorney.